Exhibit 10.3

3) 甲方將委托乙方為本項目提供概念性總體規劃和概念設計專業服務。因此，乙方積極支持該項目的開發，並且根據甲方的要求和相關台灣法律法規，向甲方提供專業服務。

Party A’s intent is to engage Party B for Master Planning and Conceptual Design services for the Project. Party B is enthusiastically supportive of the Project and will provide design services on the basis of Party A’s requirements and applicable Taiwan laws and regulations.

籍此，在友好協商及相互諒解的基礎上，雙方一致理解並同意下列條款。經雙方共 同協商，雙方應簽署並遵守下列合同。

Therefore, based on the good faith discussions and understanding, both Parties mutually understand and agree with the following conditions and terms. Through mutual consultation with each other, both Parties shall execute and comply with the following Contract.

第一條： 項目認知及工作范圍：

Article 1: Project Understanding and Scope of Work:

1.1 項目要素、工作范圍、可交付成果和進度表：

完成概念設計所需的全部項目要素、工作范圍、可交付成果和進度表，均 於本合同重要組成部分—-附件A中列明。

Elements of Project, Scope of Services, Deliverables, and Schedule:
All elements of Project, the Scope of Work, Deliverables and Schedule to deliver a Master Plan and Conceptual Design are described in Exhibit A which is an essential element of this Contract.

1.2 附加服務：

若甲方要求乙方提供合同未約定但與本項目相關的服務，該等服務應被視 為附加服務，需經雙方同意且另行簽署補充合同

Additional Services:

If Party A requires Party B to perform services which are not included within the Contract but related to this Project it shall be considered as Additional Services which shall be agreed and executed by a supplemental Contract.

第二條：設計依據

Article 2: Design Basis

設計依據將包含由甲方提供的該項目現有的總平面圖、景觀設計圖、現有建筑和設施的平 立剖面圖的AutoCAD電子文件。

The design basis will consist of existing site plan, AutoCAD plans, sections and elevations of the existing facilities and landscape design of the existing Project from Party A.

茲為見証上列事項，雙方已於前文所注明之年月日簽訂本合同。
In Witness Whereof, the Parties have entered into this Contract effective as of the day, month and year first set forth above.

耀德國際育樂股份有限公司
YAO-TEH INTERNATIONAL DEVELOPMENT COMPANY, LTD.

簽字：______________ 蓋章：______________
Signed by Company Seal

職位：President 日期：March 6, 2015
Title Date

康寧翰集團建筑設計有限公司
CUNINGHAM GROUP ARCHITECTURE, INC.

簽字：______________ 蓋章：______________
Signed by Company Seal

LICENSED ARCHITECT
JAMES S. SCHEIDEL
NO. C 10347
REN. DATE 3-31-17
STATE OF CALIFORNIA

職位：CHAIRMAN 日期：MARCH 6, 2015
Title Date

第三條：可交付成果

乙方應根據附件A相應條款向甲方提供並交付總體規劃和概念設計文件。全部最終交付成 果應同時用中文和英文表述。

Article 3: Deliverables

Party B shall provide and deliver to Party A the Master Plan and Conceptual Design pursuant to Exhibit A. All final deliverables shall be delivered in both Chinese and English.

第四條：專業費用和支付方式

Article 4: Professional Fee and Method of Payment

4.1	就概念性總體規劃和概念設計服務甲方需向乙方支付的專業服務費為：

$505,000.00 (伍拾萬零伍仟美元）

該等設計服務費用不包括中華民國及當地政府征收的全部稅款。

The Professional Fee to be paid to Party B for the Master Planning and Conceptual Design shall be:

Five Hundred and Five Thousand Dollars ($505,000.00 USD)

The Professional Fee is exclusive of taxes imposed by the Republic of China and local authorities.

4.2	上述費用應包括正常的與項目專業服務有關的一切費用，包括打印、差旅

費、效果圖、快遞服務等。。

The above fee includes normal project-related expenses including printing, travel, renderings, courier, etc.

4.3	本合同款項將根據下述進度支付：：

付費次序	佔總服務費 比例	付費額	付費時間
第一次付費	30%	$151,000	雙方簽訂合同時，作為乙方的服務定金
第二次付費	50%	$252,500	乙方完成和提交50%中期總體規劃和概念設計文件
第三次付費	20%	$101,000	乙方完成和提交最終總體規劃和概念設計 文件
合 計	100%	$505,000

Payments will be based upon the following schedule:

1st Payment---------30%	One Hundred Fifty One Thousand Five Hundred Dollars (US) ($151,500.00 USD)
The initial payment is due at the initiation of the agreement and will serve as a notice to proceed.
2nd Payment---------50%	Two Hundred Fifty Two Thousand Dollars Five Hundred (US) ($252,500.00 USD)
The interim payment is due at the completion of 50% of the Master Planning and Concept Design.

3rd Payment---------20%	One Hundred One Thousand Dollars (US) ($101,000.00 USD)
Final payment will be due upon the completion of Master Planning and Concept Design.
Total----------100%	Five Hundred and Five Thousand Dollars (US) ($505,000.00 USD)

4.4	開具請款單和付款：

Invoicing:

4.4.1	款項應通過電匯的方式支付至以下賬戶：

Payments shall be wire transferred to:

開戶銀行： ： Wells Fargo N.A.

銀行地址：     420 Montgomery Street

            San Francisco, CA 94104

帳戶名稱：     Cuningham Group Architecture, Inc.

銀行賬號：     6355044587

銀行代碼       (Swift Account Code) :   WFBIUS6S

4.4.2	如甲方未能在三十天內支付款項，利息應從請款單開具之日后第三十一天 起， 按照拖欠款項的1.5%/月的利率計算。（不包括因乙方不能按時提供必 要的資料所延誤的時間）。

If Party A does not transfer the payment within 30 days of receipt of Party B’s invoice, then interest shall be computed from the 31st day after the date of the invoice at the rate of 1.5% per month for that delayed payment (Excluding any delay caused by a failure of Party B to provide required information in a timely manner)

第五條： 雙方的義務和責任

Article 5: Obligation and Responsibilities of Parties

5.1	甲方：

Party A:

5.1.2	在工作啟動之前，甲方應向乙方提供下列信息：

A. 現有設計的場地總平面圖、建筑平面圖、立面圖、剖面圖的 AutoCAD 文 件, 景 觀設計文件；

B. 當地政府、省級政府或中央政府的全部相關規范要求的副本及其說明。在工作启动之前，甲方应向乙方提供下列信息：

Party A shall provide the following information to Party B prior to the start of work:

A.	Existing site plan, AutoCAD plans, elevations and sections of existing facilities and landscape design.
B.	Interpretations and copies of all pertinent local, regional or central government zoning requirements, building codes and environmental codes.

5.1.3	甲方應及時提供與上述項目開發相關的、所有的現有技術和設計數據，並對該等資料的准確性負責。

Party A shall provide all the above existing technical and design data relative to Project development in a timely manner and be responsible for its accuracy.

5.1.4	甲方應指定一名具有決策權的日常聯系人，並確保該聯系人在整個設計階 段過程中處於可聯系狀態。

Party A shall designate a day-to-day contact person with decision-making authority to be available throughout the phases of the Project.

5.1.5 甲方應保存好乙方的工作成果，並且不得將該等成果轉讓給與本項目無關

的任何第三方。

Party A shall preserve Party B’s working products and shall not transfer these products to any third party not related to this Project.

5.2	乙方：

Party B:

5.2.1	乙方應依據具有操作與本項目的范圍、進度、預算和復雜性類似的項目經 驗的國際公司所應具有的謹慎專業標准向甲方提供服務。而且，專業標准 應符合中華民國可適用的法律、法規、條例、命令及對本項目有管轄權的 任何主管機關的規定。

Party B shall perform its services in accordance with the professional standard of care exercised by international firms with experience in projects similar to this Project in scope, schedule, budget and complexity, and, subject to such standard, will comply with applicable laws, regulations, codes, ordinances, orders of the Republic of China and with the regulations of any other governing body having jurisdiction over the Project.

5.2.2	未經甲方事先書面同意，乙方不得向第三方披露本項目的任何信息。

Party B shall not disclose any information to a third party regarding the Project without prior written consent of Party A.

第六條：違約責任

Article 6: Liabilities for Breach of Contract

6.1	甲方：

Party A:

6.1.1	如因甲方的主觀原因而導致終止本合同，或如果本項目未能按甲方預期的 開發，且與乙方的服務和交付成果無關，如（包括但不限於，政 府的政策、規劃、法規等變化，甲方無法取得土地使用權，或不能獲得足 夠的開發資金或項目融資，甲方改變原項目的范圍、功能或使用性質，甲 方內部重大人事變化等），甲方有義務就乙方在合同終止前提供的全部工 作向乙方付款，並支付取消分包合同和訂購單而產生的費用（如有），但 應支付的前述費用不得超過本合同項下的專業服務費和相關其它費用及經 甲方同意的其他額外服務費用的總和。

 If termination of the Contract occurs due to Party A’s own internal causes or in the event that the outcome of the Project development may not be achieved as intended by Party A through no fault of Party B, (such events include but are not limited to, government policies or code changes, Party A’s inability to acquire the land or obtain funds or project financing, Party A changes the scope or use or changes in Party A’s personnel or leadership, etc.) Party A shall be obligated to pay to Party B for all work performed prior to termination plus cancellation costs, if any, for subcontractor agreements and purchase orders; however, the amount to be paid in such instance will not exceed the professional fee and expenses to be paid under this Contract plus the value of any changes and extra scope agreed by Party A.

6.2	乙方：

Party B:

6.2.1	如乙方未能提交第3條列明的工作成果，甲方無需向乙方支付第4條約定的 相關階段的服務費。

 If Party B fails to provide the deliverables specified in Article 3, Party A shall not be obligated to pay Party B the Professional Fee stipulated in Article 4 for the relevant phase of services.

6.3	無論在任何情況下，各方均無需承擔任何特殊的、間接的、偶發的損失，包括但不限於：產品損失、使用損失、預期利潤或收益的損失、非運營損 失、擴大的運營損失、資本成本以及購買或替換服務、設備或系統而產生 的成本。

In no event shall either Party be liable for any special, indirect, incidental or consequential damages, such as but not limited to, loss of product, loss of use, loss of anticipated profits or revenue, non-operation or increased expense of operation, cost of capital, or cost of purchased or replacement services, equipment or systems.

第七條： 適用法律及爭議解決

Article 7: Governing Law and Settlement of Dispute

7.1.	與本合同的形式、效力、解釋、履行、終止或違約有關的所有問題，均由 中華民國的法律管轄並由其確定。

All questions concerning the formation, validity, interpretation, performance, termination or breach of this Contract shall be governed by and decided in accordance with the related laws of the Republic of China.

7.2	凡因本合同引起的或與本合同有關的任何爭議、糾紛、差異、或索賠，均應提交台灣中華仲裁協會（中華民國仲裁協會），按照申請仲裁時該會現行有 效的仲裁規則進行仲裁。仲裁地點應在台北，台灣。仲裁員的人數應為1人。 仲裁語言應為英語。仲裁裁決是終局的，對雙方均有約束力。對仲裁員或仲 裁團作出的終局裁決，雙方同意遵照任何有管轄權法院的適用條例執行。 有關本合同仲裁的法院管轄權，雙方同意在台灣，或者位於南加州的美國聯

邦法院。

Any dispute, controversy, difference or claim arising out of, relating to or in connection with this contract, or the breach, termination or invalidity thereof, shall be finally settled by arbitration referred to the Chinese Arbitration Association, Taipei (also known as the Arbitration Association of the Republic of China) in accordance with the Association’s arbitration rules. The place of arbitration shall be in Taipei, Taiwan. The number of arbitrators shall be one. The language of arbitration shall be English. This agreement to arbitrate shall be specifically enforceable and the arbitral award shall be final and binding upon both parties, and may be enforced by any court having jurisdiction over the parties. For purposes of this arbitration clause only, the parties consent to the personal jurisdiction of the courts of Taiwan and the United States federal courts in the Southern District of California.

第八條：延遲及不可抗力

Article 8: Delays and Force Majeure

如合同的任何一方因遭遇不可抗力事件而無法履行合同，包括但不限於政府行為或 不作為、地震、台風、洪水、戰爭和其他不可遇見或不可避免的事件，該方應在十 （10）天內書面通知（電報或傳真）對方，並提供不可抗力事件的詳細信息和說明 其無法履行或延遲履行全部或部分合同的文件。雙方應根據不可抗力事件對合同履 行的影響，通過協商的方式，決定是否終止合同、免除部分履行合同的義務或延遲 履行合同。各方均無需對不可抗力造成的任何經濟損失承擔責任。

Should either of the Parties to the Contract be prevented from performing under the Contract by a force majeure event, such as but not limited to governmental action or inaction, earthquake, typhoon, flood, war and other unforeseen or unavoidable events, the prevented party shall notify the other party (by cable or fax) in writing within ten (10) days thereafter providing the detailed information of the event and documentation explaining the reason of its inability to perform or for the delay in the performance of all or part of the Contract. Both Parties shall, through consultation, decide whether to terminate the Contract or to exempt the part of the obligation for implementation of the Contract, or whether to delay the performance of the Contract according to the effect of the events upon the performance of the Contract. Neither Party shall be liable for any economic loss caused by force majeure.

第九條：第三方受益人

Article 9: Third-Party Beneficiaries

本合同不為除甲方和乙方以外的任何自然人或主體設定任何權利或利益，本合同無 意圖設定該等權利或利益。除雙方授權外，任何第三方均不得使用乙方的工作成 果。

This Contract shall not create any rights or benefits in any person or entity other than Party A and Party B. Nor is it intended to create any third party beneficiaries to it. No third party may rely upon Party B’s work product unless both Parties authorize such reliance in writing.

第十條：適用語言

Article 10: Governing Language

本合同以中文和英文擬訂，兩種文本具有同等法律效力。一種語言中的用語盡可能

地被賦予與另一種語言中相同的含義。各方執各種文本一份。

This Contract shall be written in both the Chinese and English languages. Both versions shall be equally and legally authentic. Words or terms of art in one language will be given the same meaning, insofar as possible, in the other. Each party shall keep one original in each language.

第十一條：棄權

Article 11: Waiver

一方未能行使或延遲行使其在本合同項下的任何權利或特權，不得被視為放棄該等

權利或特權；一方部分行使任何權利或特權，不得排除其將來對該等權利或特權的

行使。對某項條款的棄權不得視為對任何其他條款的棄權。

Failure or delay on the part of a party to exercise any right or privilege under this Contract shall not operate as a waiver of such right or privilege, nor shall any partial exercise of any right or privilege preclude any future exercise of such right or privilege. The waiver of one provision shall not be deemed a waiver of any other provision.

第十二條：賠償

Article 12: Indemnity

各方保証，其將賠償或者使他人向另一方賠償因其過失履行或未能履行其在本合同 項下的義務產生的或與之相關的所有法律責任。

Each of the Parties warrants that it will indemnify and keep indemnified the other party against all legal liabilities arising out of or in connection with the negligent performance, or negligent failure to perform, its obligations under this Contract.

第十三條：通知

Article 13: Notices

合同項下的全部通知或其他通信及雙方之間的來往信函應採用書面形式，並以電子

郵件或傳真的方式發送，且應以確認書或收條確認收悉上述文件。雙方代表的聯系

方式如下：

All notices or other communication under the Contract as well as the correspondences between the Parties shall be in writing and delivered by e-mails or fax, and acknowledgment/receipt of such delivery is requested. The contact information of the Representatives of each party is as follows:

甲方： 耀德國際育樂股份有限公司

姓名： 羅芳明，董事長

電話號碼：+8862-2658-2502

電子郵箱：

Party A: Yao-Teh International Development Company, Ltd.

Name: Fun-Ming Lo

Tel:      +8862-2658-2502

Email:

乙方：	康寧翰集團建筑設計有限公司
姓名：	詹姆斯. 謝代爾，董事長
電話號碼：	310-895-2200
電子郵箱：	jscheidel@cuningham.com

姓名：	杰瑞. 史密斯，項目經理
電話號碼：	310-895-2200
電子郵箱：	gsmith@cuningham.com

Party B:	Cuningham Group Architecture, Inc.
Name:	James Scheidel, Chairman of the Board
Tel：	310-895-2200
Email：	jscheidel@cuningham.com

Name	Gerald Palmer Smith, Project Manager
Tel：	310-895-2200
Email：	gsmith@cuningham.com